UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2016

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
People’s Republic of China
(Address, including zip code, of principal executive offices)

86-411-39185985
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 19, 2016, pursuant to the Company’s 2015 Equity Incentive Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) granted an aggregate of 500,000 restricted shares of the Company’s common stock, par value $0.001 (the “Restricted Shares”), to certain employees, officers and directors of the Company. Specifically, the Compensation Committee granted the Restricted Shares to the following executive officers and directors:

Name and Position	Amount	Vesting Schedule
Yunfei Li, CEO	150,000	vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016
Wenwu Wang, Interim CFO	20,000	vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016
Guosheng Wang, Director	20,000	vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016
Simon J. Xue, Director	30,000	vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016

Each recipient of the Restricted Shares entered into a standard restricted stock award agreement with the Company. A form of such agreement was furnished as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on July 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: April 22, 2016	By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer